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                                                                Exhibit 10.44

                   REMARKETING AND INTEREST SERVICES AGREEMENT


         This REMARKETING AND INTEREST SERVICES AGREEMENT, dated as of November 9, 1994, by and between HANOVER DIRECT, INC., a corporation organized and existing under the laws of the State of Delaware (the "Borrower"), and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association (the "Remarketing Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower intends to issue and sell from time to time its interest bearing flexible term notes in an aggregate principal amount not to exceed Twenty Million Dollars ($20,000,000) (the "Facility Amount") in two separate series (the first series of such notes being hereinafter referred to as the "Series A Notes," the second series of such notes being hereinafter referred to as the "Series B Notes" and the Series A Notes and the Series B Notes being hereinafter collectively referred to as the "Notes") each series in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000), pursuant to the provisions of a Series A Note Agreement dated as of November 9, 1994 (the "Series A Note Agreement") by and between the Borrower and Norwest Bank Minnesota, N.A. (the "Trustee" or the "Paying Agent", as applicable), and the Series B Note Agreement to be entered into among the Borrower, the Trustee and the Paying Agent (the "Series B Note Agreement"; the Series A Note Agreement and the Series B Note Agreement being hereinafter collectively referred to as the "Note Agreement") between the Borrower and the Trustee, and to use the proceeds from such issuance and sale to refinance and/or finance certain construction, refurbishment and related costs of an approximately 530,000 square foot distribution facility of the Borrower located in Roanoke, Virginia and a new retail store of Gump's, Inc., a subsidiary of the Borrower, located in San Francisco, California (the "Project"); and

         WHEREAS, the payment when due of the principal of, interest on and Purchase Price (as defined in the Note Agreement) of the Series A Notes will be supported, to the extent provided therein, by the Series A Letter of Credit and the payment when due of the principal of, interest on and Purchase Price of the Series B Notes will be supported, to the extent provided therein, by the Series B Letter of Credit (the Series A Letter of Credit and the Series B Letter of Credit are sometimes hereinafter collectively referred to as the "Letter of Credit"), each issued in favor of the Trustee by NationsBank of North Carolina, N.A. (the "Bank") and each in an amount of not less than $10,145,833, representing the principal amount of the applicable series of Notes plus 35 days interest on such amount computed at the Maximum Rate (as defined in the Note Agreement) on the basis of actual number of days elapsed in a year of 360 days, all pursuant to a Credit Facilities and Reimbursement Agreement dated as of October 12, 1994 (the "Reimbursement Agreement") by and among the Borrower, the financial lenders listed on the signature pages of the Reimbursement Agreement, including the Bank, and the Bank, as Agent; and
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         WHEREAS, the Notes are subject to mandatory tender for purchase by the holders thereof and to remarketing, all as provided in the Note Agreement; and

         WHEREAS, the Series A Notes are more fully described in the Preliminary Private Placement Memorandum dated October 25, 1994 and the Private Placement Memorandum dated November 9, 1994 (collectively, the "Series A Placement Memorandum") prepared in connection with the initial placement of the Notes; and

         WHEREAS, the Series B Notes will be more fully described in a Preliminary Private Placement Memorandum to be dated approximately seven days prior to the issuance of the Series B Notes and a Private Placement Memorandum to be dated the date of issuance of the Series B Notes (collectively, the "Series B Placement Memorandum") prepared in connection with the initial placement of the Series B Notes (the Series A Placement Memorandum and the Series B Placement Memorandum are hereinafter sometimes collectively referred to as the "Placement Memorandum"); and

         WHEREAS, the Borrower has requested that the Remarketing Agent act as its agent hereunder to perform certain services in connection with the remarketing of Notes tendered for purchase and the determination of the interest rates and interest periods with respect to the Notes, and the Remarketing Agent is willing to accept such appointment and perform such services on the terms and subject to the conditions set forth herein and in the Note Agreement;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and upon the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used herein and not otherwise herein defined shall have the meanings ascribed to them in the applicable Note Agreement.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Remarketing Agent that each of the Borrower's representations and warranties contained in the Placement Agreement, the Note Agreement and the Reimbursement Agreement is true and correct, in all material respects, as of the date hereof and is hereby made to the Remarketing Agent as if set forth herein, and the Borrower is in compliance, in all material respects, with all terms, covenants and conditions of the Placement Agreement and each other agreement or document relating to the Notes to which it is a party.

         SECTION 3. REMARKETING OF NOTES. The Remarketing Agent hereby agrees to perform the duties and obligations, and only such duties and obligations, as are expressly imposed upon it as Remarketing Agent herein and under the Note Agreement and, except as otherwise provided in and subject to the limitations set forth in the Note Agreement, agrees to use its reasonable best efforts to remarket the Notes as set forth in the Note Agreement, as agent for the Borrower and not as principal, to "accredited investors" within the meaning of Rule 501(a) of Regulation D of the Securities and Exchange Commission.

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         SECTION 4. DETERMINATION OF INTEREST PERIODS AND INTEREST RATES. The
Remarketing Agent shall determine the Interest Period and the Interest Rate with respect to each Note in accordance with Section 2.02(a) of the applicable Note Agreement and shall provide notice thereof to the parties, in the manner and at the times set forth in Section 2.02(b) of the applicable Note Agreement.

         SECTION 5. REMARKETING AGENT COMPENSATION. The Borrower agrees to pay to the Remarketing Agent a continuing remarketing and administration fee as set forth in that certain Engagement Letter dated July 15, 1994 from the Remarketing Agent to the Borrower and accepted and agreed to by the Borrower, and such fee shall be payable in advance on the initial Date of Issuance and on each October 1 thereafter until payment in full of the Notes. The Borrower also agrees to reimburse the Remarketing Agent for all reasonable out-of-pocket expenses incurred by it in connection herewith, including, but not limited to, fees and disbursements of counsel to the Remarketing Agent.

         SECTION 6. DUTIES OF REMARKETING AGENT. The Remarketing Agent shall have no duty to act hereunder to the extent the Remarketing Agent is not required to perform its obligations under the Note Agreement. To the extent permitted under the applicable Note Agreement, or otherwise with the consent of the Borrower, the Remarketing Agent may execute and perform any of its duties hereunder or under the Note Agreement through agents, attorneys, employees or co-remarketing agents and shall not be responsible for the misconduct or negligence of any agent, attorney, employee or co-remarketing agent appointed with due care. Notwithstanding any provision to the contrary herein, the Remarketing Agent hereby expressly assumes the duties and obligations of the Remarketing Agent under the Note Agreement, but only as specifically set forth therein.

         SECTION 7. RESIGNATION OR REMOVAL OF REMARKETING AGENT.

                  (a) The Remarketing Agent may resign and be discharged of its duties and obligations hereunder and under the applicable Note Agreement and may be removed from all or a portion of its duties and obligations hereunder and under the applicable Note Agreement in the manner and at the times specified in
Section 8.10 of the applicable Note Agreement. Upon the resignation or removal of the Remarketing Agent, the Borrower agrees to appoint a successor Remarketing Agent in accordance with Section 8.10 of the applicable Note Agreement.

                  (b) Notwithstanding the foregoing, with the consent of the Borrower and with prior written notice to (but without the consent of) the Trustee, the Placement Agent, the Paying Agent, the Bank and the Noteholders, NationsBank of North Carolina, N.A. may assign or transfer any or all of its rights and obligations as Remarketing Agent hereunder and under the Note Agreement to any other direct or indirect wholly-owned subsidiary of NationsBank Corporation so long as such subsidiary meets the qualifications for a



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Remarketing Agent set forth in the Note Agreement and is otherwise permitted to perform such obligations under all applicable federal and state banking and securities laws, rules and regulations.

         SECTION 8. DISCLOSURE COVENANTS. The Borrower hereby approves of the use and distribution of the Placement Memorandum (including any amendments, modifications and supplements thereto made or approved by the Borrower) and all exhibits and appendices thereto and all other documents provided by the Borrower to the Remarketing Agent for use in the remarketing of the Notes. The Borrower agrees to cause the Remarketing Agent to be furnished with as many copies of the Placement Memorandum and all exhibits and appendices thereto and documents incorporated by reference therein as the Remarketing Agent may reasonably request and the Borrower agrees to furnish the Remarketing Agent with such other information as the Borrower deems necessary or as the Remarketing Agent may reasonably request from time to time in connection with the remarketing of the Notes in accordance with the terms hereof. If at any time during the term of this Remarketing Agreement any event or condition known to the Borrower relating to or affecting the Borrower, the Bank, the Project or the Notes or any document or agreement related to the Notes or executed in connection with the issuance or placement thereof shall occur which might affect the accuracy or completeness of any statement of a material fact contained in the Placement Memorandum or any exhibit or appendix thereto or document incorporated by reference therein or any other materials or information furnished by the Borrower to the Remarketing Agent in connection with the placement, remarketing or sale of any Note hereunder, the Borrower shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition.

         SECTION 9. INDEMNIFICATION. The Remarketing Agent, and any member, director, officer, official, employee or agent of the Remarketing Agent, and each person, if any, who controls the Remarketing Agent within the meaning of
Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties") shall be entitled to all rights and benefits provided to the Placement Agent under Section 9 of the Placement Agreement, subject to any conditions and qualifications thereunder. The Borrower agrees to indemnify any Indemnified Party for, and to hold it harmless against, any losses, liabilities, claims (whether or not valid or meritorious), damages, and reasonable costs and expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by such Indemnified Party arising out of or in connection with the Indemnified Party's performance of its obligations pursuant to this Agreement, except to the extent caused by the Indemnified Party's negligence or willful misconduct.

         SECTION 10. FAILURES BY PURCHASERS. The Remarketing Agent shall not be liable to the Borrower on account of the failure of any person to whom the Remarketing Agent has remarketed a Note to pay for such Note or deliver any document in respect of such placement.



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         SECTION 11. NOTICES. Unless otherwise provided herein, all notices, certificates, requests or other communications hereunder shall be sufficiently given when delivered in writing by hand or sent by facsimile transmission, tested telex or registered or certified mail, return receipt requested, postage prepaid, or sent by any other electronic method capable of creating a written document, addressed as follows:

If to the Trustee or Paying Agent:

         Norwest Bank Minnesota, N.A.
         Norwest Center
         Sixth and Marquette
         Minneapolis, Minnesota 55479-0069
         Attention:  Corporate Trust Department
         Facsimile Transmission Number:  (612) 667-9835

If to the Borrower:

         Hanover Direct, Inc.
         1500 Harbor Boulevard, 1st Floor
         Weehawken, New Jersey 07087
         Attention:  General Counsel
         Facsimile Transmission Number: (201)-392-5004

If to the Remarketing Agent:

         NationsBank of North Carolina, N.A.

         NationsBank Corporate Center
         NC1-007-06-07
         Charlotte, North Carolina  28255-0001
         Attention:  Money Market Sales Department
         Facsimile Transmission Number:  (704) 386-6490

If to the Placement Agent:

         NationsBank of North Carolina, N.A.

         NationsBank Corporate Center, 6th Floor
         NC1-007-06-01
         Charlotte, North Carolina  28255
         Attention:  VRDN Product Manager
         Facsimile Transmission Number:  (704) 388-9366


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If to the Bank:

         NationsBank of North Carolina, N.A.
         767 5th Avenue, 5th Floor
         New York, New York 10153
         Attention:  Christopher L. Browder
         Facsimile Transmission Number:  (212) 751-6909

         Upon the reasonable request of the Borrower (and at the Borrower's expense), (a) the Trustee and the Paying Agent will provide to the Borrower a list of names and addresses of and principal amounts held by the registered owners or Beneficial Owners of the Notes for purposes of enabling the Borrower to obtain any consents or amendments or waivers hereunder or under the Note Agreement and (b) the Remarketing Agent will cooperate in good faith with the Borrower in connection with any solicitation by the Borrower of Beneficial Owners of the Notes relating to any consents or amendments or waivers hereunder or under the Note Agreement; provided, however, that the Borrower covenants that it will use any information obtained from the Trustee, the Paying Agent or the Remarketing Agent regarding the Beneficial Owners of the Notes only for the purpose of obtaining consents, amendments or waivers hereunder or under the Note Agreement; as required hereunder or in the Note Agreement; provided further, that the Borrower will not disclose the identity of any of the Beneficial Owners of the Notes to any other Person except with the prior written consent of the Remarketing Agent in each and every instance.

         Each of the above parties may, by written notice given hereunder to the others, designate any further or different addresses to which or means by which, subsequent notices, certificates, requests or other communications shall be sent.

         SECTION 12. GOVERNING LAW. THIS REMARKETING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         SECTION 13. COUNTERPARTS. This Remarketing Agreement may be executed in several counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same instrument.

         SECTION 14. BINDING EFFECT. This Remarketing Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the consent of the Remarketing Agent.

         SECTION 15. TERMINATION. This Remarketing Agreement shall terminate (except as to unsatisfied obligations of either party arising prior to the Termination Date (as hereinafter defined) and rights to any fees payable and rights to indemnity or contribution, which shall survive any termination) on the earlier of either of the following dates (the "Termination


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Date") (i) the date of the removal or resignation of the Remarketing Agent pursuant to Section 7 hereof or (ii) the date of the payment in full of the Notes.

         SECTION 16. MISCELLANEOUS.

                  (a) Nothing herein shall be construed to make any party hereto an employee of the other or to establish any fiduciary relationship between the Borrower and the Remarketing Agent, except as expressly provided herein.

                  (b) This Remarketing Agreement may be amended from time to time only by an instrument in writing executed by all the parties hereto.

                  (c) The headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Remarketing Agreement.

                  (d) If any one or more of the covenants, provisions or agreements contained in this Remarketing Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of such covenants, provisions and agreements shall in no way affect the validity or effectiveness of the remainder of this Remarketing Agreement, and this Remarketing Agreement shall continue in full force and effect to the fullest extent permitted by law.



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         IN WITNESS WHEREOF, the parties hereto have caused this Remarketing
Agreement to be duly executed as of the day and year first above written.

                                   HANOVER DIRECT, INC.

                                   By:  /s/ Edward J. O'Brien
                                        ______________________________________
                                   Title:   Senior VP & Treasurer
                                         _____________________________________

                                   NATIONSBANK OF NORTH CAROLINA,
                                   N.A.

                                   By:  /s/ Jennifer W. Arens
                                       _______________________________________
                                            Jennifer W. Arens
                                            Vice President



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